Exhibit 99.1

Everbridge Announces Fourth Quarter and Full Year 2022 Financial Results

•
Strong Revenue Performance to End the Year Demonstrates Successful Execution of Strategic Realignment in 2022 and Ongoing Commitment to Sustained, Profitable Growth in Years Ahead
•
Fourth Quarter Results Driven by Healthy Increase in Annual Recurring Revenue (ARR)

BURLINGTON, Mass – February 22, 2023 – Everbridge, Inc. (Nasdaq: EVBG), the global leader in critical event management (CEM) and national public warning solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2022. Revenue for the fourth quarter was $117.1 million, up 14% year-over-year. Revenue for the full year was $431.9 million, up 17% year-over-year.

“The fourth quarter marked a strong finish to the year as we laid the groundwork for future growth and increased profitability,” said David Wagner, Everbridge’s President and CEO. “We delivered another steady sequential increase in ARR and solid growth in our adjusted EBITDA. During the period we also reduced our net debt obligation while substantially completing our workforce restructuring, which we believe positions us to deliver increased shareholder value. We are executing the strategy outlined during our December Investor Day and are aligning the right go-to-market with the right products at the right time to deliver even more customer value. In the fourth quarter we took meaningful steps forward to strengthen the company on our way to $1 billion in ARR.”

Patrick Brickley, Everbridge’s CFO, added, “Overall, we believe 2022 was a successful transition year. In the fourth quarter, our top line and profitability were buoyed by exceptional perpetual deliveries that we had forecasted for year-end as well as our strongest ARR growth performance for the year thanks to solid recurring bookings and strong renewals. With our business successfully realigned for stable, long-term growth and increased profitability, we are on track to meet our revenue and adjusted EBITDA forecast for 2023, and we believe we can achieve meaningful increases in profitability and cash flow in 2023 and beyond.”

Fourth Quarter 2022 Financial Highlights

•
Total revenue was $117.1 million, an increase of 14% compared to $102.8 million for the fourth quarter of 2021.
•
GAAP operating loss was $(9.7) million, compared to $(11.5) million for the fourth quarter of 2021.
•
Non-GAAP operating income was $14.6 million, compared to non-GAAP operating loss of $(1.4) million for the fourth quarter of 2021.
•
GAAP net income was $16.2 million, compared to GAAP net loss of $(10.5) million for the fourth quarter of 2021. GAAP diluted net loss per share was $(0.15), based on 45.3 million diluted weighted average common shares outstanding, compared to $(0.27) for the fourth quarter of 2021, based on 39.0 million diluted weighted average common shares outstanding.
•
Non-GAAP net income was $17.7 million, compared to non-GAAP net loss of $(2.1) million in the fourth quarter of 2021. Non-GAAP diluted net income per share was $0.39, based on 45.6 million diluted weighted average common shares outstanding, compared to non-GAAP diluted net loss per share of $(0.05) for the fourth quarter of 2021, based on 39.0 million diluted weighted average common shares outstanding.
•
Adjusted EBITDA was $19.6 million, compared to $0.6 million in the fourth quarter of 2021.
•
Cash flow from operations was an inflow of $4.4 million, compared to $10.2 million for the fourth quarter of 2021.
•
Adjusted for one-time cash payments related to our 2022 Strategic Realignment program, Adjusted Free Cash Flow was an inflow of $4.6 million for the fourth quarter of 2022.

Full Year 2022 Financial Highlights

•
Total revenue was $431.9 million, an increase of 17% compared to $368.4 million for 2021.
•
GAAP operating loss was $(84.2) million, compared to $(76.2) million for 2021.
•
Non-GAAP operating income was $23.7 million, compared to $1.3 million for 2021.
•
GAAP net loss was $(61.2) million, compared to $(94.8) million for 2021. GAAP diluted net loss per share was $(1.76), based on 45.6 million diluted weighted average common shares outstanding, compared to $(2.50) for 2021, based on 38.0 million diluted weighted average common shares outstanding.
•
Non-GAAP net income was $30.9 million, compared to $9.5 million in 2021. Non-GAAP diluted net income per share was $0.67, based on 45.9 million diluted weighted average common shares outstanding, compared to $0.21 for 2021, based on 45.0 million diluted weighted average common shares outstanding.

•
Adjusted EBITDA was $42.1 million, compared to $11.2 million in 2021.
•
Cash flow from operations was an inflow of $20.2 million, compared to $22.2 million for 2021.
•
Adjusted for one-time cash payments related to our 2022 Strategic Realignment program, Adjusted Free Cash Flow was an inflow of $13.9 million for 2022.

Recent Business Highlights

•
Ended the fourth quarter with 6,513 global customers, up from 6,135 at the end of the fourth quarter of 2021.
•
Added a record 52 CEM customers in the quarter, now at 307 cumulative.
•
Signed a record 80 deals over $100K in the quarter compared to 66 in the fourth quarter of 2021.
•
Selected by the country of Norway to deploy its Public Warning solution to help keep the country’s more than five million residents, and nearly seven million annual visitors, safe and informed in case of an emergency.
•
Introduced Everbridge PSInsights™, a new situational awareness capability enabling public safety authorities to gain deep visibility into critical situations – before, during and after they occur – in order to streamline the response and keep people safe.
•
Unveiled DigitalOps Insights™, a new AI-powered situational awareness tool enabling incident commanders and resolvers to gain deep visibility into IT service disruptions.
•
Announced the appointments of Rohit Ghai, CEO of RSA, and David Benjamin, Chief Commercial Officer of Blackbaud, to the Board of Directors, effective January 1, 2023.
•
Appointed veteran, software-as-a-service executive Bryan Barney as Chief Product Officer, responsible for leading the company’s global product development strategy.
•
Named John Di Leo as Chief Revenue Officer, responsible for leading the company’s global sales and go-to-market teams including global partnerships, business development, professional services, and Everbridge’s centers of excellence.

Financial Outlook

Based on information available as of today, Everbridge is issuing guidance for the first quarter and full year 2023 as indicated below.

	First Quarter 2023			Full Year 2023
Revenue	$106.3	to	$106.7	$456.0	to	$462.0
Revenue growth	6%		6%	6%		7%
GAAP net loss	$(27.2)		$(26.8)	$(47.6)		$(45.6)
GAAP net loss per share	$(0.68)		$(0.67)	$(1.17)		$(1.12)
Non-GAAP net income	$5.5		$5.9	$65.8		$67.8
Non-GAAP net income per share	$0.13		$0.13	$1.48		$1.52
Adjusted EBITDA	$9.8		$10.2	$84.0		$86.0

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge’s Fourth Quarter and Full Year 2022 Financial Results Conference Call
When:	Wednesday, February 22, 2023
Time:	8:30 a.m. ET
Live Call:	(833) 685-0904, Domestic
(412) 317-5740, International
Replay:	(877) 344-7529, Passcode 1913112, Domestic
(412) 317-0088, Passcode 1913112, International

Webcast :	https://edge.media-server.com/mmc/p/qzpxgfub (live and replay)

About Everbridge

Everbridge, Inc. (Nasdaq: EVBG)is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to Keep People Safe and Organizations Running™. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks, product recalls or supply-chain interruptions, over 6,500 customers in 82 countries rely on the Company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication modalities, and track progress on executing response plans. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Key Performance Metric

Annualized Recurring Revenue (ARR) is defined as the expected recurring revenue in the next twelve months from active customer contracts, assuming no increases or reductions in the subscriptions from that cohort of customers. Investors should not place undue reliance on ARR as an indicator of future or expected results. Our presentation of this metric may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, EBITDA, adjusted EBITDA, free cash flow, and adjusted free cash flow.

Non-GAAP operating income/(loss) excludes amortization of acquired intangible assets, change in fair value of contingent consideration, stock-based compensation and costs related to the 2022 Strategic Realignment. Non-GAAP net income/(loss) excludes amortization of acquired intangible assets, change in fair value of contingent consideration, stock-based compensation, costs related to the 2022 Strategic Realignment, accretion of interest on convertible senior notes, gain (loss) on extinguishment of debt, capped call modification and change in fair value and the tax impact of such adjustments. EBITDA represents net income/(loss) before interest income and interest expense, income tax expense and benefit and depreciation and amortization expense. Adjusted EBITDA represents EBITDA as further adjusted for gain (loss) on extinguishment of debt, capped call modification and change in fair value, change in fair value of contingent consideration, stock-based compensation expense and costs related to the 2022 Strategic Realignment. Free cash flow represents cash provided by (used in) operating activities minus cash used for capital expenditures and capitalized software development costs. Adjusted free cash flow represents free cash flow as further adjusted for cash payments for the 2022 Strategic Realignment.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and anticipated impact on financial results. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to successfully integrate businesses and assets that we may acquire; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 filed with the SEC on August 9, 2022, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 filed with the SEC on November 8, 2022, and other subsequent filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022, which we expect to file with the SEC on or before March 1, 2023. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,
	2022	2021
Current assets:
Cash and cash equivalents	$198,725	$488,035
Restricted cash	2,046	3,880
Accounts receivable, net	119,986	120,995
Prepaid expenses	13,133	13,740
Assets held for sale	6,485	—
Deferred costs and other current assets	31,866	28,469
Total current assets	372,241	655,119
Property and equipment, net	8,993	12,185
Capitalized software development costs, net	27,370	22,720
Goodwill	508,781	531,163
Intangible assets, net	166,177	219,319
Restricted cash	823	843
Prepaid expenses	1,709	1,916
Deferred costs and other assets	39,570	35,750
Total assets	$1,125,664	$1,479,015
Current liabilities:
Accounts payable	$10,854	$16,002
Accrued payroll and employee related liabilities	31,175	36,725
Accrued expenses	13,566	13,884
Deferred revenue	233,106	223,579
Convertible senior notes	—	8
Liabilities held for sale	2,062	—
Other current liabilities	10,644	14,132
Total current liabilities	301,407	304,330
Long-term liabilities:
Deferred revenue, noncurrent	9,278	14,261
Convertible senior notes	500,298	665,695
Deferred tax liabilities	6,236	16,082
Other long-term liabilities	19,334	15,958
Total liabilities	836,553	1,016,326
Stockholders' equity:
Common stock	40	39
Additional paid-in capital	721,143	853,664
Accumulated deficit	(402,124)	(388,112)
Accumulated other comprehensive loss	(29,948)	(2,902)
Total stockholders' equity	289,111	462,689
Total liabilities and stockholders' equity	$1,125,664	$1,479,015

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue	$117,130	$102,828	$431,892	$368,433
Cost of revenue	34,391	30,961	134,934	114,216
Gross profit	82,739	71,867	296,958	254,217
	70.64%	69.89%	68.76%	69.00%
Operating expenses:
Sales and marketing	39,866	42,901	173,621	161,337
Research and development	20,631	20,120	95,986	81,647
General and administrative	26,579	20,352	99,365	87,482
Restructuring	5,390	—	12,169	—
Total operating expenses	92,466	83,373	381,141	330,466
Operating loss	(9,727)	(11,506)	(84,183)	(76,249)
Other income (expense), net:
Interest and investment income	2,902	74	5,697	390
Interest expense	(1,187)	(9,942)	(5,106)	(35,949)
Gain (loss) on extinguishment of debt, capped call modification and change in fair value	24,013	10,106	19,243	7,181
Other income (expense), net	(484)	(1,474)	777	(2,748)
Total other income (expense), net	25,244	(1,236)	20,611	(31,126)
Income (loss) before income taxes	15,517	(12,742)	(63,572)	(107,375)
Benefit from income taxes	644	2,234	2,398	12,579
Net income (loss)	$16,161	$(10,508)	$(61,174)	$(94,796)
Net income (loss) per share attributable to common stockholders:
Basic	$0.40	$(0.27)	$(1.54)	$(2.50)
Diluted	$(0.15)	$(0.27)	$(1.76)	$(2.50)
Weighted-average common shares outstanding:
Basic	39,967,553	39,009,233	39,680,440	37,962,793
Diluted	45,338,189	39,009,233	45,583,459	37,962,793
Other comprehensive income (loss):
Foreign currency translation adjustment	21,378	(1,251)	(27,046)	(5,712)
Total comprehensive income (loss)	$37,539	$(11,759)	$(88,220)	$(100,508)

Stock-based compensation expense included in the above:
(in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Cost of revenue	$1,350	$587	$5,468	$3,678
Sales and marketing	2,765	1,002	15,917	15,936
Research and development	(1,660)	723	9,967	8,717
General and administrative	5,463	(3,848)	16,268	15,764
Total stock-based compensation	$7,918	$(1,536)	$47,620	$44,095

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$16,161	$(10,508)	$(61,174)	$(94,796)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,347	15,088	60,600	53,168
Amortization of deferred costs	4,886	3,975	18,251	14,373
(Gain) loss on disposal of assets	(213)	(82)	727	(82)
Deferred income taxes	1,949	(1,740)	(5,183)	(12,972)
Accretion of interest on convertible senior notes	1,069	9,801	4,561	35,271
(Gain) loss on extinguishment of debt, capped call modification and change in fair value	(24,013)	(10,106)	(19,243)	(7,181)
Provision for credit losses and sales reserve	1,122	2,071	410	4,750
Stock-based compensation	7,918	(1,536)	47,620	44,095
Change in fair value of contingent consideration obligation	—	—	(57)	(7,046)
Payment of contingent consideration in excess of acquisition date fair value	—	—	—	(2,653)
Other non-cash adjustments	—	(253)	—	(240)
Changes in operating assets and liabilities:
Accounts receivable	(29,608)	(34,207)	(848)	(18,187)
Prepaid expenses	543	(571)	560	(478)
Deferred costs	(6,906)	(5,406)	(23,063)	(16,793)
Other assets	(11,118)	5,353	(3,527)	(1,172)
Accounts payable	(1,683)	7,307	(4,855)	3,772
Accrued payroll and employee related liabilities	2,783	6,499	(4,136)	2,687
Accrued expenses	1,629	252	992	3,088
Deferred revenue	13,424	22,851	8,746	26,595
Other liabilities	11,064	1,424	(214)	(4,006)
Net cash provided by operating activities	4,354	10,212	20,167	22,193
Cash flows from investing activities:
Capital expenditures	(511)	(885)	(3,462)	(5,055)
Proceeds from landlord reimbursement	—	—	1,219	—
Payments for acquisition of business, net of acquired cash	(336)	(62,405)	(1,585)	(262,084)
Additions to capitalized software development costs	(3,456)	(5,818)	(15,065)	(14,697)
Net cash used in investing activities	(4,303)	(69,108)	(18,893)	(281,836)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	—	—	375,000
Payments of debt issuance costs	—	—	—	(10,640)
Purchase of convertible notes capped call hedge	—	—	—	(35,100)
Repurchase of convertible notes	(288,761)	(2)	(288,761)	(58,643)
Proceeds from termination of convertible notes capped call hedge	1,312	—	1,312	10,650
Payments of contingent consideration obligation	—	—	—	(2,540)
Payments associated with shares withheld to settle employee tax withholding liability	(2,098)	(3,684)	(6,306)	(10,083)
Proceeds from employee stock purchase plan	—	—	3,165	4,587
Proceeds from stock option exercises	45	166	144	3,113
Other	(19)	—	(74)	—
Net cash provided by (used in) financing activities	(289,521)	(3,520)	(290,520)	276,344
Effect of exchange rates on cash, cash equivalents and restricted cash	1,391	208	(1,918)	427
Net increase (decrease) in cash, cash equivalents and restricted cash	(288,079)	(62,208)	(291,164)	17,128
Cash, cash equivalents and restricted cash—beginning of period	489,673	554,966	492,758	475,630
Cash, cash equivalents and restricted cash—end of period	$201,594	$492,758	$201,594	$492,758

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Cost of revenue	$34,391	$30,961	$134,934	$114,216
Amortization of acquired intangibles	(2,602)	(3,336)	(11,657)	(12,109)
Stock-based compensation	(1,350)	(587)	(5,468)	(3,678)
2022 Strategic Realignment	(259)	—	(953)	—
Non-GAAP cost of revenue	$30,180	$27,038	$116,856	$98,429

Gross profit	$82,739	$71,867	$296,958	$254,217
Amortization of acquired intangibles	2,602	3,336	11,657	12,109
Stock-based compensation	1,350	587	5,468	3,678
2022 Strategic Realignment	259	—	953	—
Non-GAAP gross profit	$86,950	$75,790	$315,036	$270,004
Non-GAAP gross margin	74.2%	73.7%	72.9%	73.3%

Sales and marketing	$39,866	$42,901	$173,621	$161,337
Stock-based compensation	(2,765)	(1,002)	(15,917)	(15,936)
2022 Strategic Realignment	(419)	—	(1,053)	—
Non-GAAP sales and marketing	$36,682	$41,899	$156,651	$145,401

Research and development	$20,631	$20,120	$95,986	$81,647
Stock-based compensation	1,660	(723)	(9,967)	(8,717)
2022 Strategic Realignment	(405)	—	(1,014)	—
Non-GAAP research and development	$21,886	$19,397	$85,005	$72,930

General and administrative	$26,579	$20,352	$99,365	$87,482
Amortization of acquired intangibles	(7,252)	(8,299)	(31,325)	(28,350)
Change in fair value of contingent consideration	—	—	57	7,046
Stock-based compensation	(5,463)	3,848	(16,268)	(15,764)
2022 Strategic Realignment	(66)	—	(2,168)	—
Non-GAAP general and administrative	$13,798	$15,901	$49,661	$50,414

Restructuring (2022 Strategic Realignment)	$5,390	$—	$12,169	$—

Total operating expenses	$92,466	$83,373	$381,141	$330,466
Amortization of acquired intangibles	(7,252)	(8,299)	(31,325)	(28,350)
Change in fair value of contingent consideration	—	—	57	7,046
Stock-based compensation	(6,568)	2,123	(42,152)	(40,417)
2022 Strategic Realignment	(6,280)	—	(16,404)	—
Non-GAAP operating expenses	$72,366	$77,197	$291,317	$268,745

Operating loss	$(9,727)	$(11,506)	$(84,183)	$(76,249)
Amortization of acquired intangibles	9,854	11,635	42,982	40,459
Change in fair value of contingent consideration	—	—	(57)	(7,046)
Stock-based compensation	7,918	(1,536)	47,620	44,095
2022 Strategic Realignment	6,539	—	17,357	—
Non-GAAP operating income (loss)	$14,584	$(1,407)	$23,719	$1,259

Reconciliation of GAAP measures to non-GAAP measures (Continued)

(in thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net loss	$16,161	$(10,508)	$(61,174)	$(94,796)
Amortization of acquired intangibles	9,854	11,635	42,982	40,459
Change in fair value of contingent consideration	—	—	(57)	(7,046)
Stock-based compensation	7,918	(1,536)	47,620	44,095
2022 Strategic Realignment	6,537	—	17,358	—
Accretion of interest on convertible senior notes	1,069	9,801	4,561	35,271
Gain on extinguishment of debt, capped call modification and change in fair value	(24,013)	(10,106)	(19,243)	(7,181)
Income tax adjustments	170	(1,348)	(1,151)	(1,278)
Non-GAAP net income (loss)	$17,696	$(2,062)	$30,896	$9,524

Non-GAAP net income (loss) per share:
Basic	$0.44	$(0.05)	$0.78	$0.25
Diluted	$0.39	$(0.05)	$0.67	$0.21
Weighted-average common shares outstanding:
Basic	39,967,553	39,009,233	39,680,440	37,962,793
Diluted	45,592,690	39,009,233	45,867,120	45,001,908

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net loss	$16,161	$(10,508)	$(61,174)	$(94,796)
Interest and investment expense, net	(1,715)	9,868	(591)	35,559
Benefit from for income taxes	(644)	(2,234)	(2,398)	(12,579)
Depreciation and amortization	15,347	15,088	60,600	53,168
EBITDA	29,149	12,214	(3,563)	(18,648)
Gain on extinguishment of debt, capped call modification and change in fair value	(24,013)	(10,106)	(19,243)	(7,181)
Change in fair value of contingent consideration	—	—	(57)	(7,046)
Stock-based compensation	7,918	(1,536)	47,620	44,095
2022 Strategic Realignment	6,537	—	17,358	—
Adjusted EBITDA	$19,591	$572	$42,115	$11,220

Net cash provided by operating activities	$4,354	$10,212	$20,167	$22,193
Capital expenditures	(511)	(885)	(3,462)	(5,055)
Capitalized software development costs	(3,456)	(5,818)	(15,065)	(14,697)
Free cash flow	387	3,509	1,640	2,441
Cash payments for 2022 Strategic Realignment	4,187	—	12,266	—
Adjusted free cash flow	$4,574	$3,509	$13,906	$2,441

Remaining Performance Obligations as of September 30, 2022

(in millions)

	Remaining Performance Obligations	Remaining Performance Obligations Next Twelve Months
Subscription and other contracts	$484	$294
Professional services contracts	14	13

Financial Outlook

(in millions, except share and per share data)

	Three Months Ended		Year Ended
	March 31, 2023		December 31, 2023
	Low End	High End	Low End	High End
Net loss	$(27.2)	$(26.8)	$(47.6)	$(45.6)
Amortization of acquired intangibles	9.9	9.9	38.2	38.2
Accretion of interest on convertible senior notes	0.9	0.9	3.7	3.7
2022 Strategic Realignment	7.7	7.7	13.0	13.0
Stock-based compensation	14.2	14.2	58.5	58.5
Non-GAAP net income	$5.5	$5.9	$65.8	$67.8

Weighted average common shares outstanding:
Basic	40,200,000	40,200,000	40,700,000	40,700,000
Diluted	44,000,000	44,000,000	44,500,000	44,500,000

Net loss per share	$(0.68)	$(0.67)	$(1.17)	$(1.12)
Non-GAAP net income per share	$0.13	$0.13	$1.48	$1.52

Net loss	$(27.2)	$(26.8)	$(47.6)	$(45.6)
Interest expense, net	0.2	0.2	1.0	1.0
Income taxes, net	0.1	0.1	0.2	0.2
Depreciation and amortization	14.8	14.8	58.9	58.9
EBITDA	(12.1)	(11.7)	12.5	14.5
2022 Strategic Realignment	7.7	7.7	13.0	13.0
Stock-based compensation	14.2	14.2	58.5	58.5
Adjusted EBITDA	$9.8	$10.2	$84.0	$86.0

Everbridge Contacts:

Investors:

Nandan Amladi

Investor Relations

nandan.amladi@everbridge.com

617-665-7197

Media:

Jeff Young

Media Relations

jeff.young@everbridge.com

781-859-4116

Source: Everbridge, Inc.